EXHIBIT 99.1








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P
R                                  FNB CORP.
O
X                      SPECIAL MEETING OF SHAREHOLDERS
Y
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints      and      , and each of them, as
    Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of FNB Corp, that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on March , 2000, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the issuance of shares of FNB common stock pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 28, 1999, by and between FNB Corp. and Carolina Fincorp, Inc. (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.


    1. Approval of the issuance of shares of FNB common stock pursuant to the Agreement.


      [ ] FOR     [ ] AGAINST    [ ] ABSTAIN


    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1,
     THE ISSUANCE OF SHARES OF FNB COMMON STOCK PURSUANT TO THE AGREEMENT.
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                                                                    EXHIBIT 99.1












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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
    HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.


    The undersigned acknowledges receipt from FNB Corp. prior to the execution of this proxy of the Notice of Special Meeting and the related Joint Proxy Statement/Prospectus.
                                                    Dated:___________________

                                                    _________________________

                                                    _________________________

                                                    Signature or signatures


                                                    Please sign exactly as your
                                                    name appears on this proxy.
                                                    When shares are held by
                                                    joint tenants, both may
                                                    sign, but only one signature
                                                    is required. When signing as
                                                    attorney-in-fact, executor,
                                                    administrator, personal
                                                    representative, trustee or
                                                    guardian, please give full
                                                    title as such. If a
                                                    corporation, partnership or
                                                    other entity, please sign
                                                    in full corporate,
                                                    partnership or other entity
                                                    name by President or
                                                    authorized person.


                                                    PLEASE MARK, DATE, SIGN AND
                                                    RETURN THIS PROXY PROMPTLY
                                                    USING THE ENCLOSED,
                                                    POSTAGE-PAID ENVELOPE.